Exhibit 4(a)

TENTH AMENDMENT OF

CONSTRUCTION LOAN AGREEMENT

THIS TENTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT (“Amendment”) is made this 31st day of July, 2014 by and among ONE EARTH ENERGY, LLC, an Illinois limited liability company (“BORROWER”), FIRST NATIONAL BANK OF OMAHA (“FNBO”), a national banking association headquartered in Omaha, Nebraska as a BANK and as administrative agent for the BANKS (in such capacity, the “ADMINISTRATIVE AGENT”), as accounts bank (in such capacity, the “ACCOUNTS BANK”) and as collateral agent for the BANKS (in such capacity, the “COLLATERAL AGENT”), and the BANKS party to the AGREEMENT. This Amendment amends that certain Construction Loan Agreement dated September 20, 2007 among the AGENT, BANKS and BORROWER (“AGREEMENT”).

WHEREAS, pursuant to the AGREEMENT and the other LOAN DOCUMENTS, BANKS extended the LOANS and other financial accommodations and extensions of credit described in the AGREEMENT to BORROWER, all as more fully described in the AGREEMENT;

WHEREAS, pursuant to that certain First Amendment of Construction Loan Agreement dated September 19, 2008, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended from September 19, 2008 to September 18, 2009, the Maintenance Building Land, Tucker Land, Wellsite Lease and Scott Lease were added as collateral for the LOANS and the MORTGAGE was amended accordingly, and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated January 30, 2009, the allocation of the TERM LOANS was modified by the addition of the FIXED RATE II TERM LOAN, provisions relating to the Ameren Agreement were added and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Third Amendment of Construction Loan Agreement dated September 18, 2009, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended to September 17, 2010, the interest rate and non-usage fee applicable to the REVOLVING LOAN was modified as provided for therein and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fourth Amendment of Construction Loan Agreement dated June 1, 2010, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended to May 31, 2011, the interest rate applicable to the LOANS was modified, the restrictions on CAPITAL EXPENDITURES for BORROWER’S 2010 fiscal year was modified, the amortization of the FIXED RATE LOAN was modified and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fifth Amendment of Construction Loan Agreement dated May 31, 2011, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended to May 30, 2012, the interest rate applicable to the REVOLVING LOAN was modified, the COMMITMENTS of the BANKS in the REVOLVING LOAN were modified and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Sixth Amendment of Construction Loan Agreement dated May 30, 2012, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended from May 30, 2012 to May 29, 2013, the FIXED CHARGE COVERAGE RATIO was modified, the NET WORTH financial covenant was removed, the capital expenditures covenant was modified, the application of the EXCESS CASH FLOW payment was modified, the LONG TERM REVOLVING LOAN was paid off and terminated and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Seventh Amendment of Construction Loan Agreement dated March 15, 2013, the FIXED CHARGE COVERAGE RATIO was modified and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Eighth Amendment of Construction Loan Agreement dated May 29, 2013, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended to May 31, 2014;

WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated May 16, 2012 (the “Midland Assignment”) between Deere Credit, Inc. and Midland States Bank (“Midland”), Midland acquired all of Deere Credit, Inc.’s right, title and interest in the Fixed Rate Loan, and Midland agreed to become a BANK under the AGREEMENT;

WHEREAS, pursuant to that certain Ninth Amendment of Construction Loan Agreement dated September 3, 2013, the LOAN TERMINATION DATE of the REVOLVING LOAN from was extended from May 31, 2014 to July 31, 2014, the BANKS extended the Refinance Term Loan to BORROWER to refinance the TERM LOANS and the AGREEMENT was otherwise amended as provided for therein;

WHEREAS, BORROWER has requested, and under the terms of this Amendment Banks have agreed, to extend the LOAN TERMINATION DATE of the REVOLVING LOAN from July 31, 2014 to July 31, 2015, to modify the capital expenditures covenant and to modify the non-usage fee applicable to the REVOLVING LOAN as provided for in this Amendment; and

WHEREAS, the parties hereto agree to amend the AGREEMENT as provided for in this Amendment.

NOW, THEREFORE, in consideration of the amendments of the AGREEMENT set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the AGREEMENT as follows:

1. Capitalized terms used herein shall have the meaning given to such terms in the AGREEMENT as amended in this Amendment, unless specifically defined herein.

2. The definition of the term “LOAN TERMINATION DATE” in Section 1.28 of the AGREEMENT is hereby amended by deleting the reference to July 31, 2014 as the LOAN TERMINATION DATE applicable to the REVOLVING NOTES and inserting in lieu thereof July 31, 2015. Anywhere else in the AGREEMENT which refers to July 31, 2014 as the LOAN TERMINATION DATE of the REVOLVING NOTES is hereby amended consistent with the foregoing. To further evidence the extension of the LOAN TERMINATION DATE of the REVOLVING NOTES, BORROWER shall execute and deliver to each BANK with a REVOLVING LOAN COMMITMENT AMOUNT an EIGHTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTE or, in the case of Farm Credit Services of America, a THIRD AMENDED AND RESTATED REVOLVING PROMISSORY NOTE and in the case of Midland States Bank and 1st Farm Credit Services, PCA/FLCA a FIRST AMENDED AND RESTATED REVOLVING PROMISSORY NOTE, and all references to the REVOLVING NOTES in the AGREEMENT and the other LOAN DOCUMENTS are hereby amended to refer to such EIGHTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTES, THIRD AMENDED AND RESTATED REVOLVING PROMISSORY NOTE or FIRST AMENDED AND RESTATED REVOLVING PROMISSORY NOTE, as the case may be.

3. The first sentence of the second paragraph of Section 2.13 of the AGREEMENT is hereby amended by deleting the reference to 50 basis points as the non-usage fee and inserting in lieu thereof 25 basis points.

4. Section 6.4.11 of the AGREEMENT is hereby amended by deleting the reference to $3,000,000.00 as the maximum amount of BORROWER’S capital expenditures in any fiscal year and inserting in lieu thereof $5,000,000.00.

5. Except as modified herein, all other terms, provisions, conditions and obligations imposed under the terms of the AGREEMENT and the other LOAN DOCUMENTS shall remain in full force and effect and are hereby ratified, affirmed and certified by BORROWER. BORROWER hereby ratifies and affirms the accuracy and completeness of all representations and warranties contained in the AGREEMENT and other LOAN DOCUMENTS. BORROWER represents and warrants to the ADMINISTRATIVE AGENT and the BANKS that the representations and warranties set forth in the AGREEMENT, and each of the other LOAN DOCUMENTS, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in “this AGREEMENT” included references to this Amendment. BORROWER represents, warrants and confirms to the ADMINISTRATIVE AGENT and the BANKS that no Events of Default is now existing under the LOAN DOCUMENTS and that no event or condition exists which would constitute an Event of Default with the giving of notice and/or the passage of time. Nothing contained in this Amendment either before or after giving effect thereto, will cause or trigger an Event of Default under any LOAN DOCUMENT. To the extent necessary, the LOAN DOCUMENTS are hereby amended consistent with the amendments provided for in this Amendment.

6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

7. This Amendment will be governed by and construed in accordance with the laws of the State of Nebraska, exclusive of its choice of laws rules.

8. BORROWER will comply with all terms and conditions of this Amendment and any other documents executed pursuant hereto and will, when requested by ADMINISTRATIVE AGENT, execute and deliver such further documents and instruments necessary to consummate the transactions contemplated hereby and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

ONE EARTH ENERGY, LLC

By:	/s/ Steve Kelly
Title:	General Manager

FIRST NATIONAL BANK OF OMAHA, in its capacity as a BANK, ADMINISTRATIVE AGENT, COLLATERAL AGENT and ACCOUNTS BANK

By:	/s/ Blake Suing
Title:	Loan Officer

1st FARM CREDIT SERVICES, PCA/FLCA, as a BANK

By:	/s/ Dale Richardson

Title:	Vice President

MIDLAND STATES BANK, as a BANK

By:	/s/ Joe Bates

Title:	Relationship Manager

FARM CREDIT SERVICES OF AMERICA, as a BANK

By:	/s/ Kathy Frahm

Title:	Vice President